SHAREHOLDERS' AGREEMENT

1.   PARTIES

     This agreement is entered into by

     1.1 Swedish Match AB, 111885 Stockholm, Sweden, reg. No. 556015-0756 ("SM") and

     1.2 Gum Tech International, Inc., a Utah corporation, 246 East Watkins Street, Phoenix, AZ 85004, USA ("GT")

2.   PURPOSE

     The parties have agreed to cooperate for the purpose of developing, manufacturing, marketing and distributing non-tobacco nicotine products (the "Joint Venture Purpose").

3.   NEW COMPANY

     3.1 SM has caused to be incorporated a private limited company named Speed 8323 Limited with corporate registration number 4006562, to be named by the parties (the "Venture Company"). The Venture Company is incorporated under the laws of England with its Memorandum of Association and Articles of Association substantially in the form attached hereto as EXHIBIT 1.

     3.2 The purpose of the Venture Company shall be to engage directly or indirectly in business covered by the Joint Venture Purpose.

4.   MANAGEMENT

     4.1  BOARD OF DIRECTORS

          4.1.1 The board of directors of the Venture Company (the "Board of Directors") shall be responsible for resolving significant corporate matters. It shall meet at lest quarterly.

          4.1.2 The Board of Directors will have four members. Two members shall be designated by SM, of which one will act as chairman. Two members shall be designated by GT. Costs attributable to the work of the Board of Directors shall be borne by the parties, save as otherwise provided. each party shall bear the costs of the Directors appointed by such party.

         4.1.3 A quorum of the Board of Directors shall be constituted when at least half of the members and at least one member designated by each of SM and GT are present.

         4.1.4 The Board shall be responsible for the overall management of the Venture Company and the determination of all matters of policy.

         4.1.5 Except as provided in CLAUSE 4.1.6 below, the Board of Directors shall adopt resolutions by simple majority. In case of a deadlock, the chairman shall have the deciding vote.

         4.1.6 Resolutions of the Board of Directors regarding the following events ("Supermajority Events") must be supported by a majority vote, which must include at least one member designated by each of SM and GT.
               (a)  Issuance of new equity by the Venture Company;
               (b) Sale of all or substantially all of the assets of the Venture Company;
               (c)  Dissolution or liquidation of the Venture Company;
               (d) Engaging in activities not covered by the Joint Venture Purpose;
               (e)  Admission of a third party to the Venture Company;
               (f)  Merger of the Venture Company with or into another company;
               (g)  Sale of a controlling interest in the Venture Company; or
               (h) Any event that would change the powers of the Board of Directors as provided in this CLAUSE 4.1.

     4.2  EXECUTIVE MANAGEMENT

         4.2.1 The parties undertake to ensure that the Venture Company will have dedicated executive management. The registered office of the Venture Company will be located at the premises of SM at High Wycombe, England until the Board of Directors decides otherwise.

         4.2.2 The chief executive officer reports to the Board of Directors. The parties have agreed that Johan Wallin will initially serve as CEO. The duty of the CEO shall include day to day management and decisions specifically delegated to him by the Board of Directors.

         4.2.3 Without authorization of the Board of Directors, the executive management may not:
               (a) Sell, transfer or assign all or substantially all of the property or assets of the Venture Company;
               (b)  Make any loans or advances;
               (c)  Borrow any sums of money;
               (d) Assume or guarantee the payment of any debt or other obligation of any person, firm or business entity;
               (e)  Make any unbudgeted capital expenditure;
               (f)  Make any unbudgeted commitment for funds;
               (g) Make any recommendation to the shareholders with respect to distributions of capital or profits;
               (h) Consolidate with or merge into any other corporation or business entity;
               (i)  Issue any new equity in the Venture Company;
               (j) Acquire shares or other securities or real property from any third party;
               (k) Take any action on behalf of the Venture Company outside the Joint Venture Purpose;
               (l)  Adopt annual budgets or similar plans; and
               (m) Make any other decision or take any other action similar to the above.

     4.3  KEY PERSONNEL

         4.3.1 GT undertakes to make the services of Gary Kehoe available to the Venture Company on a part time basis throughout the existence of the joint venture if possible and in no event less than five years. Gary Kehoe shall devote sufficient working hours on an as needed basis to the Venture Company, for which GT shall receive a monthly compensation from the Venture Company of $6000 as long as Gary Kehoe is employed by GT and $8000 if he is no longer employed by GT. This compensation shall cover all work to be carried out by Gary Kehoe, including without limitation work with R&D and governmental approvals and in the Board of Directors.

         4.3.2 Except in the case of Gary Kehoe's death or disability, if GT fails to fulfil its undertakings under CLAUSE 4.3.1 it shall constitute a material breach of this agreement.

5.   CAPITAL AND OWNERSHIP

     5.1  SHARE CAPITAL

         5.1.1 The share capital of the Venture Company shall be GBP 2 thousand and shall consist of 2,000 shares, each having a par value of GBP 1 and one vote. All shares shall rank equally in respect of dividends, liquidation distributions and in every other respect.

         5.1.2 If the parties decide to increase the share capital of the Venture Company they shall subscribe in proportion to their respective share-holdings. If a party fails to subscribe to any new shares within 30 banking days of the issuance decision, the other party may elect to subscribe to such shares in addition to its own portion of the new shares. Such subscription by the other party shall be made within 60 days of the issuance decision.

     5.2  SM'S CONTRIBUTION

         5.2.1 SM shall arrange for the contribution of the equivalent of GBP 1,020 in cash in exchange for 1,020 shares. This amount shall be funded at the closing of the formation of the Venture Company (the "Closing").

         5.2.2 SM commits to arrange for additional cash contributions of up to a total of USD 10 million. This contribution shall be made as needed at the direction of the Board of Directors and is subject to this Agreement remaining in full force and effect between the original parties on the agreed payment date. If, in the Board of Directors, the issue of requesting additional contribution as provided for in this Section is raised, a resolution by the Board of Directors not to request additional contribution must be supported by Directors representing both parties.

         5.2.3 SM shall receive a debenture with a liquidation preference in the amount of its additional contribution committed under CLAUSE
               5.2.2. This debenture shall not carry interest and shall be payable only on liquidation of the Venture Company. The debenture shall rank senior to any other similar instrument and the share capital on any liquidation.

     5.3  GT'S CONTRIBUTION

          GT shall in exchange for 980 shares, contribute research and development services (as set forth in Section 6.4.2 below); expertise and services regarding the manufacturing of nicotine gum (as set forth in Section 6.4.1); consulting services of Gary Kehoe (as set forth in
          Section 4.3.1 above); an agreement not to compete in the area of non-tobacco nicotine products (as set forth in Section 7 below); all Intellectual Property (as defined below) owned or controlled by Gary Kehoe, GT or any of its affiliates; be responsible for securing U.S. governmental approvals for the manufacture of the nicotine gum and assist the Venture Company to the best of its ability in getting approvals in the U.S. and in the rest of the world.

     5.4  REINVESTMENT OF PROFITS

          During the Restricted Period (as defined in Section 9.1 below) and for two years thereafter, all profits of the Venture Company shall be reinvested in the business of the Venture Company. After the expiration of this period, 50 percent of the realized profits shall be distributed to the shareholders unless the parties otherwise agree.

6.   CONDUCT OF THE BUSINESS

     6.1  INTELLECTUAL PROPERTY

         6.1.1 All intellectual property owned or controlled by Gary Kehoe, GT, SM or any of their affiliates on the date hereof, relating to all non-tobacco nicotine products (except chewing gum products containing leaf tobacco) and the development, manufacture and/or governmental approval thereof, shall be transferred to and shall vest in the Venture Company (the "Intellectual Property"), subject to restrictions valid under applicable law or assumed by contract before 1 January 2000.

         6.1.2 The Intellectual Property includes without limitation patents, trademarks, copyrights, designs, trade secrets and other know-how, such as formulations and technology, relating to all non-tobacco nicotine products which have been or are being developed at the time of the Closing. The Intellectual Property includes but is not limited to the property listed in EXHIBIT 2.

         6.1.3 Upon dissolution of the Venture Company, all Intellectual Property shall be transferred back to the company or person who owned it prior to the Closing.

         6.1.4 All intellectual property relating to products developed under the R&D Agreement (as defined below), including without limitation patents, trademarks, copyrights, designs, trade secrets and other know-how, such as formulations and technology, as well as other intellectual property developed by or for the Venture Company, shall be the property of the Venture Company.

     6.2  MARKETING

         6.2.1 The Venture Company shall have its own organization for marketing and distribution of its products. SM undertakes to supply or assist in the supply of marketing and distribution personnel.

         6.2.2 The Venture Company shall directly or indirectly market and distribute its products wherever commercially and legally feasible in the entire world.

         6.2.3 Notwithstanding any provisions on restrictions of competition herein, the Venture Company shall be entitled to enter into distribution or agency agreements with SM and/or GT, provided the terms and conditions of such agreements are no more favorable to SM or GT than the terms and conditions of similar agreements with third parties.

     6.3  AGREEMENTS BETWEEN SM AND THE VENTURE COMPANY

         6.3.1 The Venture Company shall have the option to enter into services agreements with SM and/or its other subsidiaries regarding the provision of the ancillary services below, provided the terms and conditions of such agreements are no more favorable to SM than the terms and conditions of similar agreements with third parties. The conditions of such services agreement shall be agreed separately. The Venture Company shall have the right to terminate any such service agreement by giving six months notice in writing.

         6.3.2 The services to be provided may include:

               (a) Finance administration, such as invoicing, payment of invoices and payroll administration;
               (b)  Postal services;
               (c) IT services, such as telephones, faxes, copiers, computers, computer networks and Internet site;
               (d)  Rent of premises; and
               (e)  Other services agreed between the parties.

         6.3.3 The Venture Company shall be entitled to purchase services from other providers.

     6.4  AGREEMENTS BETWEEN GT AND THE VENTURE COMPANY

         6.4.1 GT or the relevant of its subsidiaries shall manufacture the relevant nicotine products pursuant to a contract manufacturing agreement, the "Manufacturing Agreement", substantially in the form attached as EXHIBIT 3 TO THIS AGREEMENT.

         6.4.2 GT or the relevant of its subsidiaries or other affiliates shall continue to develop new nicotine containing products pursuant to a research and development agreement, the "R&D Agreement", substantially in the form attached as EXHIBIT 4 TO THIS AGREEMENT.

7.   COMPETITION

     Except as provided in this Agreement, the parties and their affiliates will be prohibited from directly or indirectly engaging in any business covered by the Joint Venture Purpose unless the parties agree otherwise.

8.   TERMS AND CONDITIONS

     8.1 This Agreement shall become effective immediately after having been duly executed by the parties and shall remain in force for as long as at least two parties still hold shares in the Venture Company. If all shares in the Venture Company are acquired by one party, this Agreement shall terminate. This Agreement shall also terminate upon the completion of liquidation of the Venture Company, including the distribution of all its assets.

     8.2 SM and GT agree to remain in the joint venture for a period of ten years from the effective date hereof, subject to the provisions of this Agreement.

     8.3 Each party shall have the right to terminate this Agreement with immediate effect and cause the Venture Company to enter into liquidation as provided for in CLAUSE 9.5 by written notice to the other party within 90 days of the occurrence of one of the following events:

          (a) the Venture Company shall have failed to obtain required product licenses for the launch of its first product in at least one industrialized market having an aggregate population of ten (10) million or more within eighteen (18) months of the effective date of this Agreement; or

          (b) in respect of its first product, the Venture Company shall have failed to achieve a share of three (3) percent of at least one geographical market for the calendar quarter ending as near as possible to 18 months after the date of launch. For the purposes hereof "market" shall mean the market for chewing gum containing purified nicotine irrespective of the positioning, price, packaging and sales channels of such products.

9.   TRANSFER OF SHARES; LIQUIDATION

     9.1  RESTRICTED PERIOD

          During the first three years following the effective date of this Agreement (the "Restricted Period") the parties undertake not to sell, assign, transfer or otherwise dispose, whether directly or indirectly, of any of their shares in the Venture Company.

     9.2  TRANSFERS DURING RESTRICTED PERIOD

         9.2.1 Notwithstanding CLAUSE 9.1, SM may immediately elect in writing to purchase GT's shares in the Venture Company if an Acceleration Event (as defined below) occurs. At the occurrence of an Acceleration Event, GT shall notify SM thereof. SM's right to purchase GT's shares shall be exercised within 30 days of the receipt of notice of an Acceleration Event or within 60 days of the occurrence of the Acceleration Event, which ever occurs later. The price to be paid for GT's shares shall be their fair market value at the time of the relevant Acceleration Event.

         9.2.2 An Acceleration Event shall be deemed to have occurred

               (a) if Gary Kehoe's services cease to be available to the Venture Company during the Restricted Period on the conditions set out in CLAUSE 4.3.1 above;

               (b) upon a change of control of GT without the prior written consent of SM (such consent not to be unreasonably withheld). The control of GT shall be deemed to have changed if an entity or person or a group of related entities or persons, whether directly or indirectly, acquires de facto control so as to secure that material decisions of GT are not taken without the consent of the acquirer(s). without limitation of the foregoing, the holding of shares in GT, which in the aggregate carries with it more than 50 percent of the total voting rights in the share capital of GT, shall be deemed conclusively to give the holder control of GT for purposes of this Clause.

         9.2.3 The right of SM pursuant to Clauses 9.2.1 and 9.2.2 above shall be in addition to such other remedies as may be available to SM.

         9.2.4 Notwithstanding the restrictions in CLAUSE 9.1, either party
               (the "Terminating Party") may immediately elect to purchase the other party's shares (the "Defaulting Party") in the Venture Company if any of the events below ("Terminating Events") occurs. The Terminating Party's right to purchase the Defaulting Party's shares shall be exercised within 30 days of the receipt of notice of a Terminating Event or within 60 days of the occurrence of the Terminating Event, whichever occurs later. The price to be paid for the Defaulting Party's shares shall be their fair market value at the date of the relevant Terminating Event.

               (a) The Defaulting Party becomes insolvent, enters into liquidation, makes arrangements with its creditors or if preparations are being made for its winding up.

               (b) The Defaulting Party fails to remedy a material breach within 30 days after written notice is given to the Defaulting Party by the Terminating Party, provided that the notice specifies the particulars of the breach.

         9.2.5 At the occurrence of a material breach, the Terminating Party may, in addition to all other available remedies, be entitled to damages.

     9.3  TRANSFER TO THIRD PARTIES

         9.3.1 After the Restricted Period, if a shareholder is prepared to sell any of its shares in the Venture Company and receives a bona fide purchase offer from a third party, the seller shall offer to sell such shares to the other shareholder (the "Offer") on the terms and conditions of the bona fide offer or, if not a cash offer, its nearest equivalent in cash. If an offer from a third party does not contain all necessary terms and conditions of the proposed purchase, in particular price and payment conditions, it shall not be considered as a bona fide offer for the purposes of this Clause and no transfer of such shares shall be permitted to a third party based on such offer.

         9.3.2 The Offer shall be in writing and shall contain a copy of the bona fide offer, together with all of its terms and conditions and reasonable proof that the third party is able to complete the purchase on the said terms and conditions. If the other shareholder has not accepted the Offer in writing within 60 days of receipt it shall be deemed to have rejected it.

         9.3.3 If the other shareholder rejects the Offer the seller shall be entitled to sell its shares to the third party, provided that the transfer is in accordance with the terms and conditions of the bona fide offer. If the transfer is not completed within a period of 90 days of the date the seller first received the bona fide offer, the bona fide offer shall be deemed to have lapsed. Any transfer or attempted transfer by the seller of any of its shares in the Venture Company thereafter shall be regarded as arising from a new offer, subject to all of the provisions of this CLAUSE
               9.3 as if no previous bona fide offer had occurred.

     9.4  BUY OUT

         9.4.1 After the Restricted Period, either party shall be entitled to invoke this CLAUSE 9.4 upon the occurrence of any of the following events ("Buy Out Events"):

               (a) The Venture Company shall have incurred losses on an FBT basis in respect of all accounting periods including the first quarter after the expiration of the Restricted Period; or

               (b) The other party is prevented due to force majeure from fulfilling its obligations under this Agreement for a continuous period of more than three months.

         9.4.2 If the parties have not within 90 days of the occurrence of a Buy Out Event reached an agreement to continue the joint venture, a buy out period of 30 days will occur. During the buy out period, either party (the "Offeror") may offer the other party (the "Offeree") in writing to purchase all of the Offeror's shares in the Venture Company. Such offer shall contain all necessary terms and conditions of the proposed purchase, in particular the price per share and terms of payment. An offer to purchase less than all of the said interest of a party shall not be valid.

         9.4.3 If the Offeree has not rejected the offer in writing within 15 days of receipt it shall be deemed to have accepted it. If the Offeree rejects the offer, it shall be deemed conclusively to have offered to sell its shares in the Venture Company to the Offeror upon the same terms and conditions as set forth in the first offer. The Offeror shall be required to purchase the Offeree's interest in the Venture Company from the Offeree in accordance with the terms and conditions of the first offer.

         9.4.4 When ten years have passed from the effective date hereof, CLAUSES 9.4.2 AND 9.4.3 shall apply correspondingly each year even if a Buy Out Event has not occurred, provided however that the buy our period shall be the month of November of each year.

         9.4.5 Completion of a transfer under this CLAUSE 9.4 shall occur within 30 days of the Offeror's offer.

     9.5  LIQUIDATION

         9.5.1 If, after the expiration of the Restricted Period, a Buy Out Event occurs and no buy out as provided for in CLAUSE 9.4 is completed, either party may by written notice to the other party cause the Venture Company to be wound up and dissolved.

         9.5.2 The procedure of the winding up and dissolution shall follow applicable provisions of law, except that all Intellectual Property shall be transferred back to the company or person who owned it prior to the Closing.

     9.6  ACCESSION OF THIRD PARTY TO THIS AGREEMENT

          No transfer of shares in the Venture Company to a third party may be completed unless and until the seller has procured written evidence that the new shareholder in the Venture Company has agreed in writing to be bound by the terms of this Agreement in lieu of the seller.

     9.7  INVALIDITY OF TRANSFER

          Any purported transfer or disposition of the shares of the Venture Company by the parties hereto in violation of the terms of this CLAUSE 9 shall be void and without effect.

     9.8  FAIR MARKET VALUE

          The fair market value under this CLAUSE 9 shall be the average of the fair market value determined by three fully qualified independent auditors. The parties shall appoint one each. The auditors thus appointed shall jointly appoint the third auditor. If one party fails to appoint an auditor within 10 days of being requested to do so by the other party, such fully qualified independent auditor shall be nominated by the Stockholm Chamber of Commerce. The determination of the auditors shall be made within 30 days of the last appointment and shall be final and binding on the parties.

10.  LIMITATION OF LIABILITY

     Notwithstanding anything to the contrary in this Agreement or otherwise, in no event shall either of the parties be liable in damages to the other party for breach or otherwise under this Agreement for more than USD 10 million.

11.  CONFIDENTIALITY

     The parties acknowledge that they and their officers, employees and agents will have access to information regarding the Venture Company and the parties which is confidential. Neither of the parties will at any time use or disclose any such information or any information regarding this

     Agreement without the prior consent of the other party. This does not apply to information which is previously known to the public.

12.  MISCELLANEOUS

     12.1 FORCE MAJEURE

          Neither party shall be considered in breach of this Agreement if its performance is prevented, delayed or made unreasonably onerous because of labour disputes or because of non-foreseeable and insurmountable circumstances beyond its reasonable control and without its fault or negligence.

     12.2 NOTICES

          12.2.1 All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been received by the other party if delivered personally or upon the 5th day following its mailing by registered or certified mail. All notices hereunder shall be addressed as follows or to such other address as either party shall have specified by notice in writing to the other.

          12.2.2 Swedish Match AB, attention General Counsel, 11885 Stockholm, Sweden

          12.2.3 Gum Tech International, Inc., attention General Counsel, 246 E. Watkins Street, Phoenix, AZ 85004, USA

     12.3 DISCLAIMER OF AGENCY

          Neither party shall be deemed to represent the Venture Company or to have the authority to represent the Venture Company in any way whatsoever, except as specifically agreed in accordance with CLAUSE
          6.2 above or otherwise in writing by the Board of Directors.

     12.4 ENTIRE AGREEMENT AND AMENDMENTS

          This Agreement (with Exhibits hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any other previous agreement, oral or written. The parties acknowledge that there are no implied terms, requirements, representations or warranties applicable to the parties except as expressly provided in this Agreement and its Exhibits. The provisions hereof may not be waived, modified or supplemented except by any instrument in writing signed by the parties.

     12.5 GOVERNING LAW AND DISPUTE RESOLUTION

          12.5.1 This Agreement and the rights and liabilities of the parties shall be governed by and be construed in accordance with the laws of Sweden.

          12.5.2 Any dispute arising out of or in relation to this Agreement shall, failing agreement between the parties, be finally settled by arbitration in Stockholm in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The arbitral tribunal shall be composed of a sole arbitrator. The arbitration language shall be English.

     12.6 WAIVER AND SEVERABILITY

          12.6.1 Except as waived in writing by a party, no action taken pursuant to this Agreement or failure to pursue the enforcement of any right pursuant to this Agreement shall be deemed to constitute a waiver by the party in question of compliance with any covenants or promises contained herein. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any continuing or subsequent breach.

          12.6.2 If for any reason any of the provisions of this Agreement is invalid or unenforceable under any rule of law or executive order, such provision shall be deemed reformed or deleted, as the case may be, but only to the extent necessary to comply with such rule or order, and the remaining parts of this Agreement shall remain in full force, provided however that this does not create an unreasonable lack of balance in the rights and obligations of the parties.

     12.7 RESTRICTIONS ON THE SHARES

          12.7.1 The parties agree not to encumber, charge or permit any liens to attach to their interest, whether legal or beneficial, in any of their shares in the Venture Company.

          12.7.2 Whenever a provision of this Agreement refers to shares in the Venture Company, this shall include all other financial instruments constituting interest in the Venture Company, such as call options and convertible securities, except where it is obvious that this was not the intent of the parties at the signing of the Agreement.

13.  EXPENSES

     13.1 The Venture Company agrees to assume liability for all costs and expenses incurred since December 18, 1999, in developing any non-tobacco based nicotine products on behalf of the Venture Company, including but not limited to any legal fees and other related costs incurred by SM or GT in connection with the formation of the Venture Company (but not attorneys' fees or other costs in relation to the negotiating and/or drafting of this Agreement). The Venture Company agrees to reimburse any costs and expenses incurred by GT and SM within a reasonable period after submission to the Venture Company of a written itemization of such costs and expenses.

14.  AGREEMENT PARAMOUNT

     14.1 This Agreement shall take precedence as between the parties hereto over the Articles of Association of the Venture Company and any other document, agreement or understanding to the extent permitted by law.

     14.2 The parties ensure that all their acts, whether as shareholders or otherwise, harmonize with the provisions of this Agreement.

This Agreement has been signed in two copies of which the parties have taken one each.

Place: ______________  Date: ________    Place: _____________  Date: ___________

SWEDISH MATCH AB                            GUM TECH INTERNATIONAL, INC.

-------------------------------------       ------------------------------------

-------------------------------------       ------------------------------------

                                                                       EXHIBIT 1

                            ARTICLES OF INCORPORATION

                                                                       EXHIBIT 2

INTELLECTUAL PROPERTY

LIST OF CONTENTS

1. Installation/Operational Qualification Protocols (WLS Gabler Mixer, WLS Gabler Rolling Line, Pellegrini Coating Equipment, Euromec Sorting Machine and Uhlmann Packaging Machine)

2. Installation/Operational Qualification Summary Reports (WLS Gabler Mixer, WLS Gabler Rolling Line, Pellegrini Coating Equipment, Euromec Sorting Machine and Uhlmann Packaging Machine)

3. Equipment Standard Operating Procedures (WLS Gabler Mixer, WLS Gabler Rolling Line, Pellegrini Coating Equipment, Euromec Sorting Machine and Uhlmann Packaging Machine)

4. Quality Control Standard Operating Procedures (Packaging Line Pre-production Release, Manufacturing Process Quality Control Audits, Packaging Batch Folder Review & Release of Product and Analysis of Blister Pack Seal Integrity)

5. Draft Preventive Maintenance Procedures (WLS Gabler Mixer, WLS Gabler Rolling Line, Pellegrini Coating Equipment, Euromec Sorting Equipment and Uhlmann Packaging Machine)

6.   Process Qualification Protocol (2 mg Nicotine Gum)

7.   Experimental Manufacturing Orders (all critical processes)

8.   Manufacturing Records (all critical processes)

9. Test Data (Cleaning Studies, Uniformity of Mixture, Stability, Bio equivalency Study)

10.  Development Date (experimental information)

                                                                       EXHIBIT 3

                      INTERNATIONAL MANUFACTURING AGREEMENT

PARTIES: J.V. Co., an English company ("CUSTOMER")
         Address: Sword House
                  Totteridge Road, High Wycombe
                  England

         GUM TECH INTERNATIONAL, INC., a Utah corporation ("GUM TECH")
         Address: 246 East Watkins Street
                  Phoenix, Arizona  85004

RECITALS:

     A. Gum Tech manufactures and packages specialty gums and other products for others for their sale and distribution.

     B. Customer desires to have Gum Tech manufacture and may assign Gum Tech to package certain specialty gum products upon the terms and conditions of this Manufacturing Agreement (this "AGREEMENT") for sale by Customer.

AGREEMENTS:

         In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1) DEFINITIONS. For purposes of this Agreement the following terms shall have the following meanings:

         a) "PRODUCT" or "PRODUCTS" means nicotine delivery gums.

         b) "SPECIFICATIONS" means the specifications for the Products' formulas, packaging and labeling as set forth on the attached EXHIBIT A. In the event that complete specifications are not attached to this Agreement at the time it is executed, Customer shall, with the prior written consent of Gum Tech, which consent shall not be unreasonably withhold or delayed, decide upon the Specifications. Gum Tech shall thereby give Customer the expert advice it may reasonably require.

     2) MANUFACTURING AND PACKAGING.

         a) Gum Tech shall manufacture the Products of commercially acceptable quality and in accordance with [Good Manufacturing Practices and] the Specifications. Gum Tech may, with the prior written consent of Customer and without limiting Gum Tech's obligations under this Agreement, subcontract the manufacturing process to an affiliate or a third party. Gum Tech shall supply raw materials for the Product in accordance with the standards prescribed by Customer.

         b) Should Gum Tech have to acquire any tools and/or machinery to be able to manufacture the Products then Gum Tech shall present to Customer a list of the required equipment with a specification of the cost thereof. Customer shall, after approval of the equipment and cost, pay for the equipment within 30 days after receipt of invoice. Such equipment shall become and remain the property of Customer.

         c) Customer shall have the right to inspect the production of the Products at Gum Tech's facilities during normal business hours together with representatives of Gum Tech.

         d) Upon the request of Customer, Gum Tech shall package the Products in compliance with the packaging and labeling instructions in the Specifications. Gum Tech may, with the prior written consent of Customer and without limiting Gum Tech's obligations under this Agreement, subcontract the packaging process to an affiliate or a third party. Gum Tech shall supply packaging materials for the Product printed with artwork provided by Customer. Gum Tech and Customer shall jointly agree on the volumes of packaging material to be purchased and stored by Gum Tech at any given time. Should Gum Tech become unable to use its stock of packaging material due to Customer's changes of the packaging design or discontinuance of any Products then Customer shall have the obligation to repurchase Gum Tech's stock of packaging material at cost. Gum Tech shall be responsible for checking the wet-proof to ensure that the packaging material is within the parameters proscribed by Customer and that it matches the artwork provided by Customer.

     3) EXCLUSIVITY. During the term of this Agreement, Customer shall not itself manufacture, or engage any other person or entity to manufacture, the Product, without Gum Tech's prior written consent, provided however that Gum Tech can deliver the volumes which Customer shall order from time to time. Gum Tech shall not at any time, whether during the term of this Agreement or after it has been terminated, manufacture the Product for any other entity than Customer.

     4) CHANGE IN SPECIFICATIONS. Customer may change the Specifications for a Product with at least 90 days prior notice to Gum Tech, provided that Customer may not change the Specifications so substantially that the Product no longer falls within its general description. Gum Tech shall be entitled to compensation for additional costs which are necessary in order for Gum Tech to be able to meet the changes of the Specifications. Before the end of the 90 day period Gum Tech shall inform Customer of such necessary additional costs incurred by Gum Tech and substantiate such costs in writing, which costs shall then be included in the Price.

     5) TERM AND TERMINATION.

         a) This Agreement shall enter into force when signed by both parties and shall apply until 31 December 2003. Unless terminated at the end of the initial period, it shall be renewed and remain effective until terminated pursuant to the terms hereof.

         b) A party wishing to terminate this Agreement shall give the other party at least 16 months written notice.

         c) Notwithstanding anything to the contrary herein, either party may terminate this Agreement immediately: (i) If the other party becomes or may under Swedish law be presumed to have become insolvent, or enters into liquidation, makes arrangements with its creditors or makes preparations for liquidation or arrangements with its creditors; or (ii) If the other party commits a material breach hereof and does not remedy such breach within 15 days of receipt of a notice from the terminating party, giving the details of the breach.

         d) Notwithstanding anything to the contrary herein, Customer may immediately terminate this Agreement:

              (i) At the change of control of Gum Tech; and

              (ii) In accordance with SECTION 6(D).

         e) At the termination of this Agreement, Gum Tech shall return to Customer all printed materials of confidential nature concerning the Products and shall cease (i) to manufacture the Products, save for the fulfillment of Customer's pending orders, and (ii) to use any trademark related to the Products.

     6) FORECAST; PURCHASE ORDERS; SHIPMENT

         a) FORECAST. Customer and Gum Tech shall jointly develop a written forecast of the Products to be ordered by Customer and packaging material to be acquired by Gum Tech, if any, during the up-coming 90 day period and whether and to what extent such Products shall be packaged by Gum Tech. Customer and Gum Tech shall jointly update the Forecast every thirty (30) days during the Term.

         b) ORDERS. Customer shall order the Products from Gum Tech in writing, each order specifying the relevant Product, whether it shall be packaged, quantity and delivery date. Any term in any purchase order inconsistent with this Agreement shall prevail, unless Gum Tech expressly objects to the term in writing within a week of the receipt of the order. For the purposes of this Agreement, Gum Tech shall be deemed to have received an order two working days after it was faxed to Gum Tech. Gum Tech may only reject an order if delivery is made impossible due to force majeure, if Customer is in material breach of this Agreement or if the requested quantity materially exceeds what was projected in the Forecast. In the latter case, Gum Tech shall only be required to use all reasonable efforts to complete the order by the delivery date specified in the order.

         c) SHIPPING. Gum Tech shall deliver all ordered Products which are based on previous forecasts, within 30 days of order, "FOB Phoenix, Arizona, U.S.A." as defined in INCOTERMS 2000. However, Gum Tech shall administer that the Products be delivered to the customs of Customer's choice. Customer shall recognize the receipt of the delivery of the Products without undue delay after Customer has inspected it.

         d) DELAYS. Gum Tech shall not be liable for delays in delivery and/or shipment of the Product if such delay derives from causes beyond Gum Tech's control to the extent that they were unforeseeable and insurmountable and rendered Gum Tech unable to comply with its obligations hereunder. If, in such an event, Gum Tech is unable to make delivery to Customer for three (3) months, Customer shall have the option of canceling all orders, including the unshipped portion of any such orders already received and accepted by Gum Tech, by giving 10 days notice in writing thereof.

     7) PRICES; PAYMENT.

         a) PRICE. Customer will pay Gum Tech for the Product at full cost, (the "PRICE"). Customer shall be entitled to audit Gum Tech's books to establish such costs ("OPEN BOOKS"). Gum Tech undertakes to use its best effort to minimize costs and negotiate prices with suppliers. Customers tariffs, duties, taxes and levies imposed on Customer or Gum Tech by any governmental body in the United States shall be paid by Customer. Customer shall pay or give reimbursement for any such tariffs, duties, taxes or levies imposed on gum Tech outside the United States in connection with the Product to or by Customer, on condition that Gum Tech gives Customer immediate written notice thereof.

         b) PRICE REVISION. Prices shall be revised at the end of each calendar quarter to reflect increases or decreases in the costs mentioned in Section 7.a). should however any raw material cost increase or decrease by 25 percent or more before the end of any such period, then the prices shall immediately be adjusted accordingly. Revised Prices shall be effective as soon as Customer has been given a reasonable time to carry out such audit as is provided for in
Section 7.a). Such increase shall apply to orders manufactured after the effective date of the change.

         c) PAYMENT TERMS. Customer shall pay for Products ordered and received under this Agreement within 30 days of receipt of invoice.

     8) GUM TECH'S REPRESENTATION AND WARRANTIES

         a) PERMITS AND REGULATORY APPROVALS. Gum Tech represents and warrants that it has all the necessary permits and licenses for the manufacture of Product. Customer represents and warrants that, at the launch of the Product, it will have all the necessary regulatory approvals and registrations for the sale and distribution of the Product.

         b) PRODUCT WARRANTY.

              (i) Gum Tech represents and warrants that it shall manufacture and package the Product in compliance with the Specifications and all applicable laws and that the Product will be free from defects in Materials utilized by Gum Tech in manufacturing the Product.

              (ii) Customer shall give written notice to Gum Tech of a defect claimed to be within the scope of this warranty without undue delay of Customer's discovery of the defect. The Product involved must be returned to Gum Tech at its manufacturing facility or other mutually agreeable location within five (5) business days after Customer receives the Product from the customer or other end-user, at Customer's expense. The Product must be properly preserved, packaged and shipped to avoid damage or degradation in transit. Gum Tech shall have the right to conduct tests and other investigation on the returned Product, the results of which will be shared with Customer, in order to determine whether it in fact suffers from a defect for which Gum Tech is responsible hereunder. In the event that a defect is discovered that is covered by this warranty, Gum Tech shall reimburse Customer for the cost of shipping the Product and shall replace the Product with conforming Product. Gum Tech shall not be liable for any consequential or incidental damages caused by any defect in the Product. In the event that no defect is discovered for which Gum Tech is responsible hereunder, Customer shall reimburse Gum Tech for the cost of testing the returned Product.

              (iii) Notwithstanding anything to the contrary herein, Gum Tech shall hold Customer harmless from all direct costs (including reasonable attorney's fees) which Customer may be held liable to pay as a result of claims or suits arising out of any injuries to person and/or damage to property due to defects of the Products resulting from Gum Tech's or its subcontractors; failure to follow the Specifications, provided however that Gum Tech receives notice of such claim or suit against Gum tech without undue delay. Gum Tech shall give Customer such support in the defense as Customer may reasonably request.

     9. LIABILITY. Without prejudice to SECTION 9(C)(III),neither party shall be liable to the other for any indirect or consequential loss or damage.

     10. PRODUCT STANDARDS AND COMPLIANCE WITH LAWS.

         a) REGISTRATION AND APPROVALS. Customer shall be responsible for required registrations and/or approvals of the Product. In connection therewith, Gum Tech shall give Customer any assistance which Customer may reasonably request, including preparing relevant documents and execute approval applications. All such registrations and/or approvals shall be issued in the name of Customer. If any registrations and/or approvals must be issued in the name of Gum Tech, Customer shall give Gum Tech notice thereof. Such registrations and/or approvals shall, if possible, be assigned or transported to Customer by Gum Tech as soon as possible. Customer shall pay for all registration costs.

         b) EXPORT LICENSE. Gum Tech shall be responsible for obtaining export licenses and any other permits as may be required in order to be allowed to export the Products.

         c) REGULATORY REQUIREMENTS. Customer agrees to advise Gum Tech to the extent necessary with respect to all health, safety, environmental and other standards and other legal requirements applicable to the Product.

     11) INDEMNIFICATION. Customer shall indemnify and defend Gum Tech, and Gum Tech shall indemnify Customer from costs (including reasonable attorneys' fees) or losses suffered by the other party as a result of a claim or action by a third party relating to a material breach of a warranty or agreement made by the indemnifying party in this Agreement, provided that the party seeking indemnification notifies the indemnifying party in writing promptly of such claim or action.

     12) INSURANCE. Each party shall maintain, during the term of this Agreement, on occurrence basis, sufficient general liability insurance (including products liability and contractual liability).

     13) RECALLS. If any governmental authority having jurisdiction over the subject matters of this Agreement requires Customer to recall any Product, Customer shall immediately notify Gum Tech and review with Gum Tech the basis for the recall.

     14) INTELLECTUAL PROPERTY.

         a) TRADEMARKS/TRADE NAMES. The trademarks used in marketing the Product shall be Customer's property. To the extent necessary for the performance of this Agreement, Customer hereby grants to Gum Tech the right to reproduce and print on the Products those trademarks and/or trade names of Customer as are designed by Customer. Neither party shall have any right, title, or interest in or to an of the other party's trademarks or trade names.

         b) SPECIFICATIONS. At all times, Customer shall retain ownership of and be assigned all right, title and interest to the Specifications. Any inventions, formulas, or other improvements to the Specifications developed by Gum Tech shall be deemed owned by and assigned to Customer.

     15) CONFIDENTIALITY.

         a) Either party undertakes not to disclose to any third party, without the other party's written consent, any information relating to the other party's business ("Confidential Information"), disclosed to it by the other party, unless required by law. The term Confidential Information shall not cover information which is generally available to the public, except by breach of this Agreement, was known by the party to which it is disclosed prior to the disclosure to it by the other party, or is lawfully disclosed by a third party under no duty of confidentiality to the disclosing party. Neither party may disclose that it has obtained information relating to the other party's business under this Agreement, whether the information is Confidential or not.

         b) Each party undertakes not to use any Confidential Information of the other party for any other purpose than the purpose of this Agreement without the prior written consent of the other party.

         c) Each party shall use its best efforts to protect the Confidential Information of the other party in such party's possession. Each party shall instruct its employees and any person acting on such party's behalf to treat the other party's Confidential Information as confidential.

         d) Customer owns all rights to the Product and shall at its sole election be entitled to copy, replicate, imitate or reverse engineer the same.

         e) The obligations under this Section shall survive the expiration or termination of this Agreement.

     16) MISCELLANEOUS.

         a) INDEPENDENT CONTRACTORS. This Agreement does not and shall not be construed to constitute a partnership or agency relationship, and neither party shall have the right to obligate or bind the other party except as specifically set forth herein.

         b) COMPLETE AGREEMENT, AMENDMENTS, NON-WAIVER. This Agreement and the Exhibit attached hereto contain the entire understanding of the parties and may not be modified, altered or amended except in writing signed by both parties. In particular, no failure or delay of either party to enforce an of its rights under this Agreement shall be deemed a waiver by such party of any of its rights hereunder.

         c) SEVERABILITY OF PROVISIONS. If any provision of this Agreement, or its application to any person or circumstances, is invalid or unenforceable, then the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby.

         d) ATTORNEYS' FEES. In the event either party hereto is required to bring any action to enforce any provision hereof, or to secure specific performance hereof, or to collect damages of any kind for any breach of this Agreement, the prevailing party shall be entitled to all court costs, all expenses arising out of or incurred by reasons of the litigation and any reasonable attorneys' fees expended or incurred in any such proceedings, and all costs and expenses shall be included in the judgment.

         e) NOTICES. All notices provided for by this Agreement shall be given in writing, postage or transmission costs prepaid, and shall be addressed to the intended recipient at the address first set forth above, or such other address as such party may from time to time designate in writing. All notices shall be deemed received by the intended recipient on: (1) the fifth business day after the date placed in the mail, as certified mail, return receipt requested and postage paid thereon; and (ii) the day that such notice is sent by fax to the intended recipient at such fax numbers as the parties shall notify each other.

         f) GOVERNING LAW. This Agreement and each purchase order shall be exclusively governed by the laws of Sweden, without giving effect to the choice of law principals thereof. All disputes arising out of or in connection with this Agreement shall be exclusively settled by arbitration in the English language in accordance with the Rules of the International Chamber of Commerce. The arbitral tribunal shall be composed of three arbitrators and the place of arbitration shall be (i) Stockholm. Sweden, if Gum Tech should initiate the proceedings or (ii) New York, N.Y., USA, if Customer should initiate the proceedings.

         g) ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Notwithstanding the foregoing, Customer shall have the right to assign this Agreement, including all rights and obligations hereunder, to a company directly or indirectly wholly owned by Customer.

This Agreement has been signed in two copies of which the parties have taken one each.

GUM TECH INTERNATIONAL, INC.                J.V. Co.

By:                                         By:
    -------------------------------             --------------------------------

Name:                                       Name:
    -------------------------------             --------------------------------

                                                                       EXHIBIT A

                                 SPECIFICATIONS

                                                                       EXHIBIT 4

                       RESEARCH AND DEVELOPMENT AGREEMENT

This RESEARCH AND DEVELOPMENT AGREEMENT (hereinafter referred to as the "Agreement") is made as of this ____ day of June, 2000 by and between GUMTECH INTERNATIONAL, INC., a Utah corporation having a principal place of business at 246 E. Watkins Street, Phoenix, AZ 85004 (hereinafter "Gumtech") and "JOINT VENTURE CO.", an English corporation having a principal place of business at High Wycombe, England (hereinafter "Joint Venture Co.").

BACKGROUND

Gumtech is engaged in the business of research, design, formulation, development, testing, marketing and sale of specialty gums, and has the facilities, personnel, equipment and expertise for developing, manufacturing and gaining regulatory approval for specialty gums.

Joint Venture Co. desires to develop and market various nicotine products and Joint Venture Co. desires Gumtech to assist in the research and development of such products.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   DEFINITIONS

     1.1 "Confidential Information" means information that a party deems to be valuable and proprietary including, but not limited to, information encompassed in any and all designs, product descriptions, test data, reports, recommendations, plans, proposals, financial information and other documents of every description, including patent applications, formulations, source code, chemical compounds, technical, commercial, scientific and other proprietary data, trade secrets, processes, documents or other information including, without limitation, materials, specifications, schematics, marketing data, methods and strategy, agreements between a party hereto and a third party, licenses and license applications, customer lists, credit and financial information, and business plans and projections of a party, its affiliates or any o fits officers, directors, employees, agents and subcontractors, whether the information is furnished in electronic, oral or written form. Confidential Information also includes information of the type described above which, though not specifically disclosed to one party by the other party, is made available to a party through that party's inspection of the other party's facilities or products.

     1.2 "Effective Date" means December 21, 1999, the date on which a Letter of Intent was executed between the parties to this Agreement.

     1.3 "Intellectual Property Rights" means all rights of a person or entity in, to, or arising out of (a) any U.S., international or foreign patent or any application therefor and any and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (b) formulations, inventions (whether patentable or not in any country), invention disclosures, improvements, trade names, trade secrets, proprietary information, know-how, technology and technical data; (c) copyrights, copyright registrations, mask works, mask work registrations, and applications therefor in the U.S. or any foreign country, and all other rights corresponding thereto throughout the world; and (d) any other proprietary rights in technology anywhere in the world.

2.   GUMTECH RESPONSIBILITIES

     2.1 SERVICES. Gumtech agrees to provide services to Joint Venture Co. within the framework of research and development projects covered by the areas identified in EXHIBIT A (hereinafter "Project" or "Projects"), subject to the terms and conditions of this Agreement. Each Project will be defined by Joint Venture Co. as to objective, scope and time frame after consultation with Gumtech. Joint Venture Co. shall have the right to modify or discontinue a Project at any time by giving 60 days prior notice in writing to Gumtech. The first such project has been on-going since the effective date.

     2.2 METHOD OF PERFORMING SERVICES. Gumtech agrees that any services provided under this Agreement will conform to development, testing, and quality assurance guidelines that reflect prudent industry practices. Gumtech and not Joint Venture Co. will have the right to determine the method, details, and means of performing the relevant services, subject always, however, to instructions from Joint Venture Co. as to the objective and scope of such services.

     2.3 TOOLS AND INSTRUMENTALITIES. Joint Venture Co. agrees to supply any additional tools and instrumentalities, at Joint Ventura Co.'s sole expense, reasonably requested by Gumtech required to perform the services under this Agreement.

     2.4 WARRANTY. Gumtech warrants that all services provided to Joint Venture Co. under this Agreement will be provided in a good and workmanlike manner.

3.   COMPENSATION

     3.1 COMPENSATION. Joint Venture Co. agrees to pay Gumtech the amounts set forth in EXHIBIT B. Gumtech shall submit itemized invoices to Joint Venture Co. on a monthly basis. Joint Venture Co. must pay the amounts reflected in such invoices within 30 days of receipt of such invoices.

     3.2 EXPENSES. Joint Venture Co. must reimburse Gumtech for all reasonable, direct out-of-pocket expenses incurred in connection with the services to be performed under this Agreement. Out of pocket expenses include, but are not limited to, laboratory prototyping, scale-up and production validation/qualifications, labor, equipment, raw materials and travel. All such out-of-pocket expenses must be reflected in the invoices submitted to Joint Venture Co. to be reimbursable.

     3.3 STATE AND FEDERAL TAXES. Gumtech is responsible for paying all required state and federal taxes and other charges of whatever kind and making contributions to all benefit programs for any of Gumtech's personnel used in providing services under this Agreement. Specifically, without limitation, Joint Venture Co. will not be required to:

          3.3.1 withhold FICA (Social Security) or federal or state income tax from compensation payments made to Gumtech personnel;

          3.3.2 make state or federal unemployment insurance contributions or disability insurance contributions on Gumtech's behalf; nor

          3.3.3 obtain worker's compensation insurance on behalf of Gumtech personnel.

4.   CONFIDENTIALITY

     4.1 During the term of this Agreement, and in furtherance of the purpose of this Agreement, each party is likely to disclose Confidential Information to the other.

     4.2 Each party agrees that all Confidential Information received from the other during this period will cease to be deemed Confidential Information if:

         4.2.1 a party's Confidential Information is generally available to the public through no fault of the receiving party and without breach of this Agreement;

         4.2.2 a party's Confidential Information is already in the possession of the other party, without restriction and prior to any disclosure under this Agreement;

         4.2.3 a party's Confidential Information is or has been lawfully disclosed to the other party by a third party without breaching an obligation of confidentiality upon that party; or

         4.2.4 the confidentiality of that information has been terminated or released in a written agreement, which is signed by an officer of the party being requested to release the Confidential Information, and which specifically refers to this Agreement.

     4.3  Each party agrees:

         4.3.1 not to make public or authorize any disclosure or publication of Confidential Information disclosed by one party to the other under this Agreement, except as expressly permitted in writing by the disclosing party;

         4.3.2 to take all reasonable and necessary steps to assure that any principal, officer, agent, employee, representative, consultant, or any other person affiliated in any manner with the receiving party, does not disclose, or make public, or authorize any disclosure or publication, of any Confidential Information disclosed by one party to the other under this Agreement;

         4.3.3 not to use the Confidential Information disclosed by one party to the other under this Agreement in the development or operation of any business outside of this Agreement; and

         4.3.4 to advise the other party in writing of any and all misappropriations or misuse by any person of Confidential Information disclosed by one party to the other under this Agreement as soon as it becomes aware of such misappropriation or misuse.

     4.4 Subject to Section 6 of this Agreement, all documents or other media containing Confidential Information and all reproductions thereof (whether delivered by one party to the other or reproduced by a party itself) will at all times be and remain the sole and exclusive property of the party that discloses the documents or other media, and will be returned by the receiving party to an authorized representative of the other party immediately upon the latter party's written request for such return. Furthermore, no documents or other media containing any Confidential Information may be reproduced by a party without the other party's prior written authorization.

     4.5 The parties to this Agreement admit for all purposes that any violation or threatened violation of this Section 4 by one party will constitute an irreparable injury to the other party for which monetary damages provide no adequate remedy, and agree that, in addition to all other rights provided by law to which a party is entitled, that party will have the right to have an injunction or equivalent remedy issued against the other party to prevent the other party form violations or further violations of this Agreement.

     4.6 Each of the parties to this Agreement agrees, on behalf of itself and its principals, officers, agents, employees, representatives, consultants, or any other affiliated persons, to maintain the confidentiality of and not to disclose any Confidential Information disclosed by the other in connection with this Agreement, any other agreement, or any license or sublicense.

     4.7 Notwithstanding anything to the contrary in this Agreement, if required by law or order of any government authority, any party may disclose Confidential Information to the appropriate authorities to the extent required by such order, provided that such party shall have first notified the other party of such order and such other party shall have had a reasonable opportunity to oppose such disclosure or obtain a protective order (including but not limited to "confidentiality treatment" pursuant to U.S. securities laws) reasonably satisfactory to such other party to maintain the confidentiality of such Confidential Information.

5.   TERM AND TERMINATION OF AGREEMENT

     5.1 TERM. This Agreement is effective as of the Effective Date and will continue in effect until termination of the Joint Venture Agreement unless (a) terminated earlier as set forth below, (b) extended upon the mutual agreement of the parties, or (c) Gumtech's services as described in Exhibit A are completed.

     5.2 TERMINATION FOR DEFAULT. If any party breaches this Agreement, the non-breaching party may then, or at any time thereafter during which the breach continues, submit its intention to terminate this Agreement by giving the breaching party at least 30 days written notice of termination. Termination will be effective 30 days after delivery of the notice unless the breach is corrected prior to the expiration of the 30 day period. For purposes of this paragraph, a material breach of this Agreement includes, but is not limited to, negligence, fraud, misrepresentation, or willful misconduct by a party in connection with this Agreement.

     5.3 TERMINATION FOR FAILURE TO MAKE AGREED-UPON PAYMENTS. If Joint Venture Co. fails to pay Gumtech the compensation set forth in Section 3 of this Agreement on a timely basis, Gumtech will provide notice of that default to Joint Venture Co. Gumtech may terminate this Agreement if the failure to pay is not remedied by Joint Venture Co. prior to expiration of the 14 business day period following the date of receipt of the notice.

6.   INTELLECTUAL PROPERTY RIGHTS AND OWNERSHIP

     6.1 WORK PRODUCT. Joint Venture Co. acknowledges that Gumtech may be expected to participate in conceiving or reducing to practice formulations, ideas, inventions, discoveries, improvements or processes, whether or not patentable, and which may be directly or indirectly useful and/or relate to the use of any and all components, services, or products related to Joint Venture Co.'s business (hereinafter collectively referred to as the "Inventions"). Gumtech agrees to transfer exclusively to Joint Venture Co. all rights of ownership to any and all Inventions created in connection with this Agreement.

     6.2 Except as provided in Section 6.1, any and all work product, inventions, and Confidential Information produced solely by either party will be and remain the sole property of the conceiving party, and any technology that is jointly developed by Joint Venture Co. and Gumtech outside the scope of the services described in Exhibit A will be jointly owned by the parties unless the parties otherwise agree.

     6.3 Each party will promptly notify the other of any formulations, Inventions, materials, and Intellectual Property that arises out of the services performed under this Agreement. Upon request of the other party, each party agrees to use its best efforts to cause any of its personnel who performed services under this Agreement to assist in the filing and prosecution of patents and copyright registration and mask works registration applications in any and all countries of the world, including but not limited to, the review and execution of documents required or desired the performance of any other reasonable acts that, in the opinion of the parties, are necessary or desirable to perfect, protect or enforce the parties' rights.

     6.4 Joint Venture Co. and Gumtech represent and warrant to each other that neither will knowingly use any patented technology or proprietary rights owned by a third party in conjunction with this Agreement without appropriate authorization.

7.   RELATIONSHIP OF THE PARTIES

     7.1 For purposes of this Agreement, the relationship of Gumtech to Joint Venture Co. is that of an independent contractor. Neither Joint Venture Co. nor Gumtech will have any right or authority to bind the other party or to assume or create any obligation or responsibility, express or implied, on behalf of the other party, or in the other party's name, except as may be expressly permitted under this Agreement or subsequently agreed to in writing by the parties. Nothing in this Agreement is intended to create the relationship of employer and employee, master and servant, respondent superior, principal and agent between Joint Venture Co. and Gumtech, or any other legal or equitable relationship rendering Joint Venture Co. or Gumtech liable for the other party's acts or omissions.

8.   INDEMNITIES

     8.1 Each party warrants that, to the best of its knowledge, no formula, technique or data provided pursuant to this Agreement infringes any patent, copyright, trade secret, mask work, trademarks or other legal or equitable rights of any third party.

     8.2 Each party agrees to indemnify, defend and hold harmless the other party from and against any and all claims, demands, damages, expenses (including reasonable attorneys' fees and costs) or assertions, of any kind or nature whatsoever, of liability by any and all third parties, arising out of or in any way connected with (a) any alleged act, failure to act, omission, or misrepresentation by the indemnifying party, its officers, directors, employees or agents; or (b) any breach by the indemnifying party of any of the terms, conditions, warranties or representations contained in this Agreement or in any other instrument executed by the indemnifying party in connection with this Agreement.

9.   ASSIGNMENT

     9.1 Neither party may assign or transfer any rights, duties or obligations under this Agreement without the prior written consent of the other party, which may not be unreasonably withheld. Any purported attempt to assign or transfer any rights, duties or obligations without consent will be null and void.

10.  REPRESENTATIONS, WARRANTIES AND COVENANTS

     10.1 Joint Venture Co. and Gumtech respectively represent that they have taken all necessary corporate action to authorize the execution and consummation of this Agreement and to render the Agreement a legal, valid and binding obligation enforceable in accordance with its terms and conditions, and that the execution, delivery and performance of this Agreement will not result in any breach of its charter documents or of any instrument or license, or any violation of any law, regulation, order or decree, to which it is a party or by which it or its property is bound. Upon request, Joint Venture Co. and Gumtech will furnish each other with satisfactory evidence to establish the accuracy of the representations set forth above. Each party agrees to execute any other documents or agreements that might be reasonably necessary or desirable for the effective implementation and administration of this Agreement.

     10.2 Joint Venture Co. and Gumtech respectively represent that there are no actions, suits or proceedings existing, pending or, to the best knowledge of either party, threatened against, or affecting either party before any court, arbitrator, or governmental or administrative body or agency that affect the validity or enforceability of this Agreement or that affect the implementation or administration of this Agreement, which might result in any material adverse effect on the ability of either to perform its obligations hereunder.

     11.  GENERAL PROVISIONS

     11.1 COMPLIANCE WITH LAWS. Both parties and their representatives agree to comply with all applicable federal, state, and local laws, rules and regulations.

     11.2 NO WAIVER; REMEDIES. Any waiver of any provision of this Agreement will be effective only in the specific instance and for the specific purpose for which given. No failure on the part of either party to exercise, and no delay in exercising, any right, power, or privilege under this Agreement will operate as a waiver thereof; nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of that right or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

     11.3 SEVERABILITY. If at any time subsequent to the Effective Date, any provision of this Agreement or any amendment to this Agreement is held by any court of competent jurisdiction to be illegal, void or unenforceable, that provision will be of no force and effect, but the illegality or unenforceability of that provision will have no effect upon and will not impair the validity or enforceability of any other provision of this Agreement or any amendment to this Agreement.

     11.4 NOTICES. Any required notices must be given in writing and must be delivered by personal service, by telecopier, telex, cable or by certified mail to the appropriate party at the address of that party set forth in this Agreement, or to such other address as either party may substitute by written notice to the other. A notice that is delivered in person will be effective upon the date of delivery. A notice that is dispatched by telecopier, telex, or cable will be effective 48 hours after confirmed dispatch. A notice that is mailed, postage prepaid, will be effective 5 days from the date it is deposited in the U.S. mail.

     11.5 DISPUTE RESOLUTION. Disputes arising out of or in connection with this Agreement shall be finally settled by arbitration in accordance with the rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The proceedings shall be held in Stockholm and shall be conducted in English.

     11.6 GOVERNING LAW. This Agreement will be interpreted, construed and enforced in accordance with the laws of Sweden without reference to its conflict of laws provisions.

     11.7 MODIFICATION. This Agreement may be modified only by a written instrument signed by the parties.

     11.8 TRANSFER. This Agreement may not be assigned or transferred by either party, without prior approval of the other party, which may not be unreasonably withheld.

     11.9. INAPPLICABILITY. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

    11.10 PARAGRAPH HEADINGS. Paragraph headings are for reference only and will not be construed as substantive parts of this Agreement.

    11.11 INURE, COMPLETELY INTEGRATED AGREEMENT, CONSTRUCTION. This Agreement, together will all exhibits, represents a completely integrated and exclusive agreement and understanding between the parties and, as of its Effective Date, supersedes all prior and contemporaneous agreements, negotiations, representations and proposals, written or oral. Neither party will be bound by or liable to the other party for any representation, promise or inducement embodied in this Agreement made by any agent or person in the other's employ. In the event of any discrepancy, ambiguity or inconsistency between this Agreement and any form, correspondence or communication used by either party in connection herewith, the terms of this Agreement will govern. This Agreement may not be varied, altered, amended or supplemented, nor may any of its provisions be waived, except by a writing duly executed by authorized representatives of both Joint Venture Co. and Gumtech. This Agreement will be binding upon and inure to the benefit of the parties' respective successors, permitted assigns, and legal representatives, as applicable.

    11.12 FORCE MAJEURE. Neither party will be responsible or liable to the other party in any manner for failure or delay in performing its obligations under this Agreement provided for under this Agreement, when such failure or delay is due to any cause beyond the reasonable control of the party concerned, including acts of God, governmental orders or restrictions, war, threat of war, war-like conditions, hostilities, sanctions, mobilization, blockade, embargo, detention, revolution, riot, strike or other labor dispute, accident, fire, flood, or an inability to obtain fuel, power, raw materials, labor, or transport, provided that upon cessation of such events such party shall thereupon promptly perform or complete the performance of its obligations hereunder.

This Agreement has been signed in two copies of which the parties have taken one each.

GUMTECH INTERNATIONAL, INC.                JOINT VENTURE CO.


By:                                        By:
    ---------------------------------          ---------------------------------

Title:                                     Title:
       ------------------------------             ------------------------------

Date:                                      Date:
      -------------------------------            -------------------------------

                                                                       EXHIBIT A

DESCRIPTION OF THE SERVICES AND SCHEDULE

Services will include support research and development of products that deliver nicotine from the laboratory stage through formula prototyping and plant scale up, and necessary documentation, preparations and governing of the government approval application process.

                                                                       EXHIBIT B

COMPENSATION TERMS

Joint Venture Co. will pay Gumtech an amount each month equal to $55 per hour for any laboratory professionals providing services under this Agreement and $35 per hour for each laboratory technician providing services under this Agreement. Gumtech will provide a written estimate of the cost to provide the services contemplated by this Agreement prior to commencing those services and will provide to Joint Venture Co. on a monthly basis a statement of the costs incurred for the prior month in providing services under this Agreement. Joint Venture Co. agrees to pay the amounts due as provided by the monthly statements within 30 days of the date of the statement.